Exhibit 4.5

Execution Copy

Registration Rights’ Agreement

This Registration Rights’ Agreement (this “Agreement”) is entered into as of the 14 day of April, 2016, by and among RADA ELECTRONIC INDUSTRIES LTD., a company incorporated under the laws of the State of Israel, with offices at 7Giborei Israel Blvd., P.O. Box 8606 Netanya 4250407 Israel (the “Company”) and DBSI INVESTMENTS LTD., a company incorporated under the laws of the State of Israel, with offices at 85 Medinat Hayehudim St., Herzliya, Israel (the “Holder”).

WHEREAS	the Holder is a holder of the Ordinary Shares, par value NIS 0.015 each, of the Company (“Ordinary Shares”) and/or of options and/or warrants convertible or exercisable into Ordinary Shares;

WHEREAS
the parties wish to set provisions governing the registration of the Company’s Ordinary Shares held by the Holder or issuable upon conversion or exercise of options or warrants to purchase Ordinary Shares, in accordance with the terms set forth herein.

Now, Therefore, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

1.
Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) will have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following capitalized terms shall have the following respective meanings:

1.1.	“Board” means the Board of Directors of the Company.

1.2.	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.3.
“Form F-1” means such form (or Form S-1, as the case may be) under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC.

1.4.
“Form F-3” means such form  (or Form S-3, as the case may be) under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.5.
“Holder” means as set forth in the preamble to this Agreement and any of their respective successors, transferees and assigns (in accordance with Section 10 of this Agreement), so long as they own of record Registrable Securities, provided, however, that the definition of Holder shall not include persons who have acquired Ordinary Shares sold pursuant to the Purchase Agreement in the open market or pursuant to a registration statement.

1.6.
“Original Registrable Securities” means the Registrable Securities, excluding any Registrable Securities that cease to be Registrable Securities due to their subsequent resale pursuant to an effective registration under the Securities Act or in the open market pursuant to Rule 144.

1.7.
“Prospectus” means the prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such prospectus.

1.8.	“Purchase Agreement” means that certain Purchase Agreement, dated April __, 2016, by and among the Company and the Holder signatory thereto.

1.9.
“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.10.
“Registrable Securities” means any Ordinary Shares purchased by or issued to the Holder pursuant to the Purchase Agreement (including Ordinary Shares issued or issuable upon exercise or conversion of securities, including the Warrant Agreement, any additional warrants, convertible into or exercisable for Ordinary Shares as well as any Ordinary Shares issued or issuable as indemnity and/or pursuant to adjustment provisions under the Purchase Agreement) together with any and all securities issued or issuable with respect to the securities described above upon any stock split, stock dividend or the like, or into which such Ordinary Shares have been or may be converted to or exchanged into in connection with any merger, consolidation, reclassification, recapitalization or similar event; in each case, until their effective registration under the Securities Act and their resale in accordance with the registration statement in which such Registrable Securities are included or until their sale in the open market pursuant to Rule 144. However, it is understood by the parties to this Agreement that the number of Registrable Securities that may be included any registration statement filed with the SEC may be limited by the requirements of the Securities Act and the SEC.

1.11.
"Eligible Registrable Securities" means such lesser number of Registrable Securities that may be included in a registration statement under the Securities Act due to limitations on registration imposed by the Securities Act or the SEC.

1.12.	“SEC” means the United States Securities and Exchange Commission.

1.13.	“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.14.	"Warrant Agreement" shall mean the Warrant Agreement by and between the Company and the Holder, dated dated April 14, 2016, as we amended from time to time.

2.	Demand Registration.

2.1.
Request for Registration. Subject to the conditions of this Section 2, at any time after  six (6) months following the Closing of the Purchase Agreement, if the Company shall receive a written request from the Holder that the Company file a registration statement on Form F-3, or if the use of such form is not available on Form F-1, then the Company shall, subject to the limitations of this Section 2, use its best efforts to effect, as promptly as reasonably possible, the registration under the Securities Act of the Eligible Registrable Securities that the Holder requests.

2.2.	Underwritten Offering

2.2.1.
If the Holder intends to distribute the Eligible Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 2 or any request pursuant to Section 4. The Holder shall enter into an underwriting agreement in customary form with the underwriter(s).

2.2.2.
Notwithstanding any other provision of this Section 2 or Section 4, if the underwriter advises the Company that marketing factors require a limitation of the number of Eligible Registrable Securities to be underwritten then the Company shall so advise the Holder of Eligible Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holder of such Eligible Registrable Securities; provided, however, that the number of Eligible Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

2.3.	Exclusions. The Company shall not be required to effect a registration pursuant to this Section 2 (without limiting any other provisions of this Section 2 to that effect):

2.3.1.
After the Company has effected two (2) registration pursuant to this Section 2, and such registrations have been declared or ordered effective by the SEC, but in no event shall the Company be required to file a Form F-1 registration statement registering less than $1 million of Registrable Securities or a Form F-3 registration statement registering less than us$500,000 of Registrable Securities;

2.3.2.
During the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of a registration statement pertaining to the Company’s securities (but other than registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form F-4 or similar forms that may be promulgated in the future); provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

2.3.3.
If within ten (10) days of receipt of a written request from the Holder pursuant to Section  2.1 the Company gives notice to the Holder of the Company’s good faith intention to file a registration statement for a public offering for a sale of the Company’s shares or securities convertible into the Company's shares for its own account within forty five (45) days, provided that the Company actually files such registration statement within such forty five (45) days and makes reasonable good faith efforts to cause such registration statement to become effective;

2.3.4.
If a registration statement filed pursuant to either of Sections 3 or 4 herein is then effective and is available to the Holder for the resale of Registrable Securities and effective for the disposition of Registrable Securities proposed to be effected by them pursuant to this Section 2; provided, however, that such exclusion shall not apply to the Holder if the Holder is not permitted or is otherwise not able to utilize the registration statement filed pursuant to Sections 3 or 4 herein for the intended manner of distribution; or

2.3.5.
If the Company shall furnish to the Holder an officer’s a certificate signed by order of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Holder; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

3.	Piggyback Registrations.

3.1.
Notice of Registration. The Company shall notify the Holder in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of an offering of securities of the Company (including, but not limited to, registration statements relating to follow-on offering or secondary offerings of securities of the Company, but other than registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form F-4 or similar forms that may be promulgated in the future) and will afford the Holder, if requested by the Holder to be included in such registration, in accordance with this Section 3.1, an opportunity to include in such registration statement all or part of such Eligible Registrable Securities held by the Holder.  If the Holder desires to include in any such registration statement all or any part of the Eligible Registrable Securities held by it shall, within fourteen (14) days after delivery of the above-described notice by the Company, so notify the Company in writing specifying the number of Registrable Shares requested to be included.  If the Holder decides not to include all of its Eligible Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Eligible Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  The number of occurrences of the registration pursuant to this Section 3 shall be unlimited.

3.2.	Underwritten Offering.

3.2.1.
If the registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, the Company shall so advise the Holder as part of its notice made pursuant to Section 3.1. In such event, the right of the Holder to be included in a registration pursuant to this Section 3 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Eligible Registrable Securities in the underwriting to the extent provided herein. The Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered no later than five (5) business days after the date on which the material terms of such underwriting are agreed upon and made known to the Holder in writing.

3.2.2.
Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares (including Registrable Securities) to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holder; and third, to any shareholder of the Company (other than a Holder) pro-rata, based on the total number of shares then held by such shareholder requesting to be included in such registration; provided however, that the number of Registrable Securities to be included in such underwriting and registration shall not be below twenty five percent (25%) of the total amount of shares included in such registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.3.
Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration, whether or not the Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6 hereof.

4.	Shelf Registration Statement.

4.1.
Subject to the conditions of this Section 4, at any time after six (6) months following the Closing of the Purchase Agreement, the Holder may send a written request to the Company, requesting that the Company file a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holder thereof of all of the relevant Eligible Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement shall be on Form F-3 or another appropriate registration statement permitting registration of such Registrable Securities for resale by the Holder in accordance with the methods of distribution elected by it and set forth in such Shelf Registration Statement. The Company shall use its reasonable efforts to cause the Shelf  Registration Statement to be declared effective under the Securities Act within three (3) months after the Holders’ initial request in accordance with this Section and to keep such Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) two years following the date such registration was declared effective and (ii) the disposition of all Registrable Securities included in such Shelf Registration Statement.

4.2.	Exclusions. The Company shall not be required to effect a registration pursuant to this Section 4 (without limiting any other provisions of this Section 4 to that effect):

4.2.1.	For a period of 12 months after the Company has effected a registration statement pursuant to this Section 4, and such registration statements has been declared or ordered effective;

4.2.2.	If Form F-3 is not available for such offering by the Holders, or

4.2.3.
If within ten (10) days of receipt of a written request from the Holder pursuant to this Section 4, the Company gives notice to the Holder of the Company's good faith intention to file a registration statement for a public offering within thirty (30) days, provided that the Company actually files such registration statement within such thirty (30) days and makes reasonable good faith efforts to cause such registration statement to become effective;

4.2.4.
If the Company shall furnish to the Holder an officer’s certificate signed by order of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such Shelf Registration Statement to be effected at such time, in which event the Company shall have the right to defer the filing of the Shelf Registration Statement for a period of not more than sixty (60) days after receipt of the request of the Holder under this Section 4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

4.2.5.
In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.3.
Suspension. In addition to any suspension rights under this subsection 4.3 below, upon the happening of any pending corporate development, public filing with the SEC or similar event, that, in the judgment of the Company's Board, renders it advisable to suspend the use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company's securities, the Company may, on not more than two (2) occasions within a twelve-month period, for not more than thirty (30) days on each such occasion, suspend use of the Prospectus, on written notice to the Holder (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case the Holder shall discontinue disposition of Registrable Securities covered by the registration statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Holder or until the Holder is advised in writing by the Company that sales of Registrable Securities under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. The suspension and notice thereof described in this Section 4.3 shall be held by the Holder in strictest confidence and shall not be disclosed by the Holder.

4.4.
In the event of: (i) any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (iv) any event or circumstance which necessitates the making of any changes in the registration statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Holders (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Holder will discontinue disposition of Registrable Securities covered by the registration statement or Prospectus (a “Suspension”) until the Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Holder is advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Holder. The Suspension and Suspension Notice described in this Section 4.3 shall be held by the Holder in strictest confidence and shall not be disclosed by the Holder..

4.5.	Registrations effected pursuant to this Section 4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.

5.
Obligations of the Company.  Whenever required to effect the registration of any Eligible Registrable Securities, the Company shall, without limitation of any other provision herein, as expeditiously as reasonably possible:

5.1.
Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective until the earlier of (i) two years following the date such registration was declared effective and (ii) such Eligible Registrable Securities may be sold without limitation under Rule 144, and (iii) the disposition of all Eligible Registrable Securities included in such registration statement.  In case of a registration statement pursuant to Section 4, such registration statement shall include a plan of distribution in customary form.

5.2.
Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

5.3.
Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement.

5.4.
Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

5.5.
Use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Ordinary Shares of the Company is then listed or on the automated quotation system of the National Association of Securities Dealers, Inc., or if the Company does not have a class of equity securities listed on a national securities exchange or the automated quotation system of the Pink Sheets LLC, apply for qualification and use commercially reasonable efforts to qualify the Registrable Securities being registered for inclusion on such exchange or automated quotation system as is determined by the Company.

5.6.
In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

5.7.
Immediately notify  the Holder and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall prepare and furnish to each such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Eligible Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

5.8.
Use its reasonable efforts to furnish, on the date that such Eligible Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company addressed to the underwriters for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, (including that (A) such registration statement has become effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to any financial data or financial statements contained therein)), and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, addressed to the underwriters and to such seller, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering (including, that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters or sellers reasonably may request);

5.9.
Use commercially reasonable efforts to cooperate with the sellers in the disposition of the Eligible Registrable Securities covered by such registration statement, including without limitation in the case of an underwritten offering using commercially reasonable efforts to cause key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering.

5.10.
In connection with the preparation and filing of each registration statement registering Eligible Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give the Holder and their underwriters, if any, and their respective counsel and accountants, the opportunity to (i) review any such registration statement, and (ii) provide comments to such documents if necessary to cause the description the Holder to be accurate.

5.11.
Otherwise use commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC, and make available to the Holder, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such registration statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

6.
EXPENSES OF REGISTRATION.  All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2 through 5 herein shall be borne by the Company. Registration expenses shall include all expenses incurred by the Company or incident to the Company's performance of or compliance with this Agreement with respect to any registration in complying with Sections 2, 3 and 4 hereof, including, without limitation, expenses incurred in connection with the preparation of a prospectus, printing, registration and filing fees, printing fees and expenses, fees and disbursements of counsel, accounts and other advisors for the Company, reasonable fees and disbursements of a single special counsel for the Holder, taxes, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association for Securities Dealers, Inc., fees of transfer agents or registrars and the expense of any special audits incident to or required by any such registration. Notwithstanding the foregoing, however, all underwriter's discounts and commissions and expenses in respect of the sale of Registrable Securities shall be paid by the Holder.

7.	Agreement to Furnish Information; Preconditions to Participation in Underwritten Registrations.

7.1.
The Holder shall furnish to the Company such relevant information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

7.2.
The Holder may not participate in any underwritten registration hereunder unless the Holder (i) agrees to enter into a written underwriting agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, and (ii) provides any relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements, provided, however, that (x) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters shall also be made to and for the benefit of the Holder and (y) the Holder shall not be required to make, and the Company shall use reasonable efforts to ensure that no underwriter requires the Holder to make, any representations and warranties to, or agreements with, any underwriter in a registration effected pursuant to Sections 2, 3 or 4 other than customary representations, warranties and agreements relating to the Holder's title to Registrable Securities and authority to enter into the underwriting agreement.

8.	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4:

8.1.
To the extent permitted by law, the Company will indemnify and hold harmless the Holder, its affiliates, the partners, officers, directors and shareholders of the Holder, legal counsel and accountants for the Holder, underwriter (as defined in the Securities Act) in an underwritten offering for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to the Holder, its affiliates, partners, officers, or directors, any underwriter (as defined in the Securities Act) in an underwritten offering for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arised out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for used in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of the Holder.

8.2.
To the extent permitted by law, the Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, directors and each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder under an instrument duly executed by the Holder and stated to be specifically for use in connection with such registration; and the Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds from the offering received by the Holder.

8.3.
Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall, to the extent materially prejudicial to its ability to defend such action, relieve such indemnifying party of its liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

8.4.
If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by the Holder hereunder exceed the net proceeds from the offering received by the Holder; and provided further that no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

8.5.
The obligations of the Company and the Holder under this Section 8 shall survive completion of any offering of Eligible Registrable Securities in a registration statement and the termination of this Agreement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8.6.
The indemnification provisions of this Section 8 shall not be in limitation of any other indemnification provisions included in any other agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall prevail.

9.	Lock-Up Agreement.

9.1.
The Holder and the Company hereby agrees that, if so requested by the representative of the underwriters (the “Managing Underwriter”), the Holder and Company shall not, without the prior consent of the Managing Underwriter (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities or any securities of the Company (whether such shares or any such securities are then owned by the Holder, or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise, during the period specified by the Managing Underwriter (the “Market Standoff Period”), with such period not to exceed 120 days following the effective date of such registration statement. Any discretionary waiver or termination of the restrictions contained in any such agreement by the Company or the underwriter shall first apply to the Holder, which shall have preference over all other holders of the Company’s securities to register and sell the shares to be registered within such waiver or termination of restrictions.

9.2.	The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9.3.
The foregoing provisions of this Section 9 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holder if all officers, directors and shareholders of the Company holding a percentage of the Company's share capital as determined by the Managing Underwriter, enter into similar agreements.

9.4.
The underwriters in connection with a registration statement so filed are intended to be third party beneficiaries of this Section 9 and shall have the right power and authority to enforce the provisions hereof as though they were a party hereto.

10.	Assignment of Registration Rights; Transfer of Registrable Securities.

10.1.
The rights to cause the Company to register Eligible Registrable Securities pursuant to this Agreement may be assigned by the Holder to any transferee or assignee of all or part of the Registrable Securities held by the Holder, that acquires Registrable Securities (as adjusted for stock splits, combinations and other recapitalization events); provided, however, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all provisions and restrictions set forth in this Agreement.

11.
Rule 144 Reporting.  With a view to making available to the Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company (at any time after it has become subject to such reporting requirements) agrees to:

11.1.
Make and keep available adequate current public information with respect to the Company, within the meaning Rule 144(c) under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public.

11.2.
Furnish to the Holder forthwith upon request:  (i) a written statement by the Company as to its compliance with the informational requirements of Rule 144(c) under the Securities Act (or similar rule then in effect), and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or earnings report filed under Form 6-K of the Company; and (iii) such other reports and documents as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

11.3.
Comply with all other necessary filings and other requirements so as to enable the holders of Registrable Securities to sell Registrable Securities under Rule 144 under the Securities Act (or similar rule then in effect).

12.
Foreign Offerings. The provisions of this Agreement will apply to the listing and registration of Registrable Securities in foreign jurisdiction or on foreign exchange, subject to the local laws and regulations of such foreign jurisdiction and foreign exchange.

13.
Subsequent Registration Rights.  Without the consent of the Holder, the Company may not grant, or enter into any other agreement with any holder or prospective holder of any securities of the Company that would grant such holder, registration rights, except for rights inferior to, or on a pari passu basis with, those granted hereunder; provided, however that the Company shall not allow such holder of securities of the Company: (i) to include such securities in any registration filed under Section 3 hereof, unless under the terms of such agreement, such holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Eligible Registrable Securities of the Holder that are included; or (ii) to demand registration of their securities. Notwithstanding the foregoing, commencing 12 months after the date hereof, the Company may file a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders thereof of securities of the Company, provided that such registration statement shall be treated as giving rise to the rights under Section 3 hereof and shall include all Registrable Securities requested to be included therein by the Holder thereof.

14.	Miscellaneous.

14.1.
Entire Agreement.  This Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

14.2.
Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders. By acceptance of any benefits under this Agreement, Holders of Eligible Registrable Securities hereby agree to be bound by the provisions hereunder.

14.3.
Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the State of Israel, without regard to the conflicts of law principles of such State, except with respect to matters that are subject to securities laws and regulations, which shall be governed by the respective laws and regulations. The parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of the district of Tel Aviv-Jaffa in respect of any dispute or matter arising out of or connected with this Agreement.

14.4.
Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time.

14.5.
Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.6.
Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on the Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to the Holder, shall be cumulative and not alternative.

14.7.
Aggregation of Shares.  All shares of the Company held or acquired by the Holder and any entity affiliated with the Holder, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, the applicability of any limitation under this Agreement. The term “affiliate” shall have the meaning assigned to it in Rule 405 under the Securities Act.

14.8.
Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) days after deposit with an internationally recognized courier, specifying two day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

14.9.	If to the Company: to the address set forth in the preamble to this Agreement.

14.10.	If to the Holder: to the address set forth in Schedule 1 attached hereto.

14.11.
Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart and that signatures may be provided by facsimile transmission.

14.12.
Questionnaire.  The Holder agrees to furnish to the Company a completed Questionnaire in a customary form (a “Selling Holder Questionnaire”).  The Company shall not be required to include the Eligible Registrable Securities of the Holder in a Registration Statement who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least five business days prior to the date the Company notifies the Holder that a registration statement is being filed.

- Signature page follows -

Execution Copy

In Witness Whereof, the parties have duly signed this Registration Rights’ Agreement as of the Effective Date.

The Company:

Rada Electronic Industries Ltd.
Name:

Title:

In Witness Whereof, the parties have duly signed this Registration Rights’ Agreement as of the Effective Date.

The Holder:

DBSI Investments Ltd.
Name:

Title: